Exhibit 4.8
Dated June 20, 2007
CHINA LODGING GROUP, LIMITED
(“Company”)
and
PARTIES LISTED ON EXHIBIT A HERETO

AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT
Relating to
CHINA LODGING GROUP, LIMITED

TABLE OF CONTENT

RECITALS	1

CERTAIN DEFINITIONS	1

1. INFORMATION RIGHTS; BOARD REPRESENTATION	8

2. REGISTRATION RIGHTS	16

3. RIGHT OF PARTICIPATION	28

4. TRANSFER RESTRICTIONS	30

5. DRAG-ALONG RIGHTS	39

6. ASSIGNMENT AND AMENDMENT	40

7. CONFIDENTIALITY AND NON-DISCLOSURE	41

8. OTHER COVENANTS	42

9. REPURCHASE RIGHTS	43

10. COMPLIANCE WITH PRC LAW; PUT OPTION	44

11. ADMINISTRATION	46

12. TAX MATTERS	46

13. GENERAL PROVISIONS	48

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2007 by and among China Lodging Group, Limited, a company incorporated in the Cayman Islands, having its registered office at the office of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (“the Company”), and the parties listed in Exhibit A hereto.
RECITALS
A.	The Company is a private limited company incorporated under the laws of the Cayman Islands. Corporate information of the Company is set out in Exhibit B.

B.	The Company, the Ordinary Holders (as defined below) and the Series A Holders (as defined below) were parties to that certain Shareholders Agreement dated February 4, 2007 (the “Prior Agreement”).

C.	The Investors listed in Exhibit A hereto (the “Investors”) are parties to that certain Series B Preferred Shares Purchase Agreement, of even date herewith, between the Company and the Investors (the “Series B Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the parties hereto.

D.	The Company, the Ordinary Holders and the Series A Holders desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement.

E.	The Founder and Co-Founders desire to make certain covenants as set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
CERTAIN DEFINITIONS
For purposes of this Agreement:
“2007 Global Share Plan” means the global share plan adopted by the Company’s Board of Directors on February 4th, 2007 and approved by the then Shareholders on February 4th, 2007, under which 10,000,000 Ordinary Shares are reserved for issuance as of the date hereof.

“2008 Global Share Plan” means the global share plan adopted by the Company’s Board of Directors on June 15, 2007 and approved by the then Shareholders on June 15, 2007, under which 3,000,000 Ordinary Shares are reserved for issuance as of the date hereof.

“Affiliates” means, with respect to any given Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person and,

where the given Person is an individual, the spouse, parent, sibling, or child thereof.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States of America, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any State of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States of America, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Approval” means, when used with respect to the Series B Holders, the approval in writing of such matter by (i) the holders of a majority of the Series B Preferred Shares then outstanding, including at least one of Chengwei and CDH (for so long as Chengwei or CDH remains a Series B Holder), or (ii) both of Chengwei and CDH (for so long as each of Chengwei and CDH remains a Series B Holder) and the term “Approved” has meanings correlative to the foregoing.

“Articles” means the Amended and Restated Articles of Association of the Company adopted by the Shareholders as of the date hereof.

“Auditor” means any Person appointed to serve as the auditor for the Group pursuant to the Articles.

“Board” means the Board of Directors of the Company.

“Business Day” means any day of the week other than Saturday or Sunday that banks are generally open for business in the PRC, Hong Kong and New York.

“Buyback Notice” has the meaning ascribed thereto in Section 10.2.

“CDH” means CDH Courtyard Limited, a company incorporated under the laws of the British Virgin Islands.

“CEO” has the meaning ascribed thereto in Section 1.1(a)(ii).

“CFO” has the meaning ascribed thereto in Section 1.1(a)(ii).

“Chengwei” means, collectively, Chengwei Partners, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands, Chengwei Ventures Evergreen Fund, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands, and Chengwei Ventures Evergreen Advisors Fund, LLC, an exempted limited liability company organized and existing under the laws of the Cayman Islands.

“Co-Founders” means the persons listed as “Co-Founders” on Exhibit A.

“Company Securities” means any shares in the share capital of the Company and any Share Equivalents.

“Compensation Committee” has the meaning ascribed thereto in Section 1.3.

“Constitutional Documents” means, with respect to any Person, the Certificate of Incorporation, Memorandum of Association, Articles of Association, Joint Venture Agreement, or similar constitutive documents for such Person.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Deemed Liquidation Event” means (i) any consolidation or merger of the Company with or into any other person, or any other corporate reorganization, in which the Shareholders immediately prior to such consolidation, merger or reorganization, own less than fifty percent of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions involving the Company pursuant to which in excess of fifty percent of the Company’s voting power is transferred; or (ii) a sale, transfer, lease, exclusive licensing or other disposition of all or substantially all of the property, assets or revenues of the Company; unless holders representing at least a majority in voting power of the Series A Preferred Shares have approved in writing, and the Series B Shareholders have Approved, a waiver waiving the treatment of such event as a Deemed Liquidation Event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Founder Warrant” means the warrant to purchase Series B Preferred Shares issued by the Company to Winner Crown Holdings Limited pursuant to the Series B Purchase Agreement.

“Founder” means the person listed as “Founder” on Exhibit A.

“Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles of the United States, consistently applied.

“Group” means the Company and all other Group Companies, including but not limited to Hanting Xingkong Hotel Management (Shanghai) Co., Ltd. , a wholly foreign-owned enterprise registered in Shanghai, PRC, Lishan Senbao Investment Management (Shanghai) Co., Ltd. , a wholly foreign-owned enterprise registered in Shanghai, PRC, Yiju Hotel Management (Shanghai) Co., Ltd. , a wholly foreign-owned enterprise registered in Shanghai, PRC; “Group Company” means the Company or any Person (other than a natural Person) Controlled by the Company.

“Holder” means each of the Series A Holders and the Investors, and the permitted transferees and assigns of any Holder.

“Hong Kong” means the Hong Kong Special Administrative Region.

“IPO” means an initial public offering of the Company’s Ordinary Shares on the New York Stock Exchange, the NASDAQ Global Market, the Main Board of the Hong Kong Stock Exchange or any other exchange of recognized international reputation and standing duly approved by the Board.

“Investor Warrants” means the warrants to purchase Series B Preferred Shares issued by the Company to the Investors pursuant to the Series B Purchase Agreement.

“Investors” means the Shareholders listed as “Investors” on Exhibit A.

“Key Management Personnel” means each of the following positions in any Group Company: (i) the Chief Executive Officer (responsible for general strategic direction with emphasis on sales, marketing and business development), (ii) the Chief Financial Officer (responsible for fund raising, financial control and management), (iii) the Chief Operating Officer or Head of Operations (responsible for operations, public relations and corporate marketing), and (iv) the Executive Vice President of any functional department.

“Management Holders” means the Founder, Persons who become a party hereto in accordance with Section 4.8 and any Person Controlled by any of the foregoing.

“Material Adverse Effect” has the meaning ascribed thereto in the Series B Purchase Agreement.

“Memorandum” means the Amended and Restated Memorandum of Association of the Company adopted by the Shareholders as of the date hereof.

“New Securities” means any Company Securities; provided that the term “New Securities” shall not include: (a) any Series B Preferred Shares issued pursuant to the terms of the Series B Purchase Agreement, the Note Agreement, the Founder Warrant or the Investor Warrants, (b) securities issued upon conversion of the Series A Preferred Shares; (c) securities issued upon conversion of the Series B Preferred Shares; (d) not more than 13,000,000 Ordinary Shares issued or issuable pursuant to any Share Option Plan and/or in connection with the exercise of any Share Equivalents issued or issuable in any Share Option Plan; (e) Reserved Shares the issuance of which was approved by the Board, including at least a majority of the Preferred Directors, if any; (f) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis; (g) any securities issued pursuant to a Qualified Public Offering; or (h) as may otherwise be consented to in writing by Participation Rights Holders representing not less than 80% in voting power of the Company Securities held by Participation Rights Holders.

“Noteholders” shall mean IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P. and IDG-Accel China Investors L.P., each an exempted limited partnership organized and existing under the laws of the Cayman Islands.

“Note Agreement” means the Convertible Note Purchase Agreement entered into by and between the Company and the Noteholders on March 28, 2007 and the Convertible Promissory Note, dated March 30, 2007, issued by the Company thereunder.

“Ordinary Holders” means the holders of Ordinary Shares.

“Ordinary Shares” means the Ordinary Shares, par value US$0.0001 per share, of the Company.

“Participation Rights Holder” means each of the Series B Holders party to this Agreement as of the date hereof, together with any Person to whom the rights of any Participation Rights Holder under Section 3 have been duly assigned in accordance with Section 6.

“Permitted Transferee” has the meaning ascribed thereto in Section 4.9.

“Person” means any individual, partnership, corporation, trust or other entity (including, without limitation, any unincorporated joint venture and whether or not having separate legal personality).

“PRC” means the People’s Republic of China, solely for purposes of this definition, excluding the Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Directors” means the Series A Directors and the Series B Directors.

“Preferred Holders” means the Series A Holders and Series B Holders.

“Preferred Shares” means the Series A Preferred Shares and Series B Preferred Shares.

“Put Option Shares” has the meaning ascribed thereto in Section 10.2.

“Qualified IPO” means a firm commitment, underwritten IPO by the Company of its Ordinary Shares with (i) a market capitalization of the Company equal to no less than US$495 million (or the equivalent thereof in other currencies) immediately prior to the IPO, and (ii) total offering proceeds to the Company, before deduction of Selling Expenses, of not less than US$50 million (or the equivalent thereof in other currencies).

“RE Company” means a real estate company that may be established in the PRC by the Founder, the Company or any Affiliate of the Founder or the Company (i) for the purpose of acquiring, owning, enhancing, managing, operating or maintaining assets, real property or other facilities for use in lodging-related business activities, including but not limited to limited service, deluxe, luxury, upscale, and midscale with food and beverage service, and (ii) deriving no less than 50% of its gross revenue from leasing and other transactions with the Group.

“register,” “registered,” and “registration” when used in Section 2, refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with the Securities Act.

“Registrable Securities” means (i) the Preferred Shares, (ii) any Ordinary Shares issuable or issued upon conversion of the Preferred Shares, (iii) all Equity Securities which may be from time to time acquired by a Holder of Preferred Shares after the date hereof, and (iv) any Company Securities issued as (or issuable upon the conversion, exchange or exercise of any Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of the Company Securities referenced in clauses (i), (ii), and (iii), excluding in all cases any Registrable Securities sold by a Person in a transaction in which rights under Section 2 are not assigned in accordance with this Agreement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Related Party” shall mean, with respect to any specified Person, the holder of any equity interest in such Person, or any director, officer or employee of such Person, or any Affiliate of any of the foregoing; notwithstanding the foregoing, Related Parties of any Group Company or the Founder shall also include any real estate investment fund or similar business that is a Related Party of any Group Company or the Founder, any RE Company, or any Affiliate thereof.

“Reserved Shares” means not more than 7,000,000 Ordinary Shares or options, warrants, rights (including conversion or preemptive rights and rights of first refusal) for the purchase of such Ordinary Shares issuable for such purposes and in such amounts and at such prices and upon such other terms that shall be determined from time to time by the Board (including at least a majority of the Preferred Directors, if any) in accordance with this Agreement.

“Restricted Shareholder” means any of the SPV Entities, Founder, Co-Founders or Key Management Personnel, or their respective Permitted Transferees.

“Sale of the Company” means either a Stock Sale or a Deemed Liquidation Event.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 or 2.5.

“Series A Director” means any individual nominated to serve on the Board as of right pursuant to Section 1.2 by Shareholders representing a majority in voting power of the Series A Preferred Shares.

“Series A Holders” means the holders of Series A Preferred Shares.

“Series A Preferred Shares” means the Series A Preferred Shares, par value of US$0.0001 per share, of the Company.

“Series B Director” means any individual nominated to serve on the Board as of right pursuant to Section 1.2.

“Series B Holders” means the holders of Series B Preferred Shares.

“Series B Preferred Shares” means the Series B Preferred Shares, par value of US$0.0001 per share, of the Company.

“Series B Purchase Agreement” means that certain Series B Preferred Shares Purchase Agreement, of even date herewith, among the Company and certain subscribers to the Series B Preferred Shares of the Company.

“Share Equivalents” means warrants, options and rights exercisable for shares in the share capital of the Company and instruments convertible or exchangeable for shares in the share capital of the Company.

“Share Option Plan” means the Company’s 2007 Global Share Plan, 2008 Global Share Plan and any other share option, share appreciation, share purchase, phantom share or other equity-based plan, arrangement, agreement, policy or understanding, whether written or unwritten, duly authorized by the Board pursuant to the Articles and this Agreement.

“Shares” means the Ordinary Shares and Preferred Shares.

“Shareholder Loan Agreement” means the Loan Repayment and Share Purchase Agreement of even date herewith entered into by and among the Company, the Founder and the Co-Founders.

“Shareholders” means the Ordinary Holders and Preferred Holders.

“SPV Holders” means the Founder and Co-Founders.

“SPV Entities” means any Person (other than a natural Person) though which any of the SPV Holders may hold indirect ownership interest in the Company, including without limitation the Ordinary Holders and Series A Holders as listed on Exhibit A hereto.

“Stock Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Shareholders Shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Transaction Documents” has the meaning ascribed thereto in the Series B Purchase Agreement.

1.	INFORMATION RIGHTS; BOARD REPRESENTATION

1.1	Information Rights and Inspection Rights.
(a)	For so long as a Preferred Holder holds no less than 1,500,000 Preferred Shares (adjusted for share splits, reverse share splits, share dividends, recapitalizations and the like), the Company shall make available and deliver to such Preferred Holder:
(i)	as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, (i) consolidated and consolidating balance sheets for the Group, as of the end of such fiscal year, (ii) consolidated and consolidating statements of income and of cash flows for the Group for such fiscal year, (iii) consolidated and consolidating statements of shareholders’ equity for the Group as of the end of such fiscal year, all such financial statements audited and certified by the Auditor in accordance with GAAP;

(ii)	as soon as practicable, but in any event within forty five (45) days after the end of each quarter of any fiscal year of the Company, consolidated and consolidating unaudited statements of income and of cash flows for the Group for such fiscal quarter, consolidated and consolidating unaudited balance sheets for the Group as of the end of such fiscal quarter and consolidated and consolidating statements of shareholders’ equity for the Group as of the end of such fiscal quarter, all certified by the Chief Executive Officer of the Company (the “CEO”) and Chief Financial Officer of the Company (the “CFO”) as having been prepared in accordance with GAAP and as fairly presenting the financial condition of the Company and its results of operation;

(iii)	as soon as practicable, but in any event within ten (10) business days after the end of each month, a monthly report substantially in the form attached hereto as Exhibit E or any other form mutually agreed by the Company and the Investors, which shall be certified by the Chief Financial Officer of the Company;

(iv)	as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of any fiscal year, a comparison of the actual financials for the Group for such quarter against the financials projected for the Group for such quarter in the applicable Budget;

(v)	as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the Group for the next fiscal year (collectively, the “Budget”), which shall include projected consolidated income statements and statements of cash flow for the Group for each month in the next fiscal year and projected consolidated balance sheets for the Group as of the end of each month in the next fiscal year; and

(vi)	as soon as practicable, but within fifteen (15) days after duly being approved by the Board, any amendment, revision, supplement or other change to the then-existing Budget for the Group.
(b)	For so long as a Preferred Holder holds no less than 1,500,000 Preferred Shares (adjusted for share splits, reverse share splits, share dividends, recapitalizations and the like), the Company shall permit such Preferred Holder to visit and inspect any of the properties and examine the books of account and records of the Company and the Group Companies and discuss the affairs, finances and accounts of the Company and the Group Companies with the directors, officers, employees, accountants, legal counsel and investment bankers of the Company and the Group Companies, all at such reasonable times as may be requested by the Preferred Holder. If any Group Company intends to dispose of any of its books of account or corporate records, it shall, prior to such disposition, give such Preferred Holder reasonable notice and opportunity to segregate, remove or retain such books and records as the Preferred Holder may select.
1.2	Board Representation.
(a)	The composition of the Board shall be determined as follows:
(i)	the Company shall maintain a five (5) member Board of Directors;

(ii)	Shareholders representing a majority in voting power of the Ordinary Shares shall have the right to nominate, from time to time, individuals to occupy two (2) of the five positions on the Board.

(iii)	For so long as any Series A Preferred Shares remain outstanding, Shareholders representing a majority in voting power of the Series A Preferred Shares shall have the right to nominate, from time to time, an individual to occupy one (1) of the five positions on the Board; and

(iv)	For so long as any Series B Preferred Shares remain outstanding, Shareholders representing a majority in voting power of the Series B Preferred Shares shall have the right to nominate, from time to time, individuals to occupy two (2) of the five positions on the Board; provided that:
(x)	For so long as Chengwei holds no less than 25% of the total number of issued and outstanding Series B Preferred Shares, Chengwei shall have the right to nominate, from time to time, an individual to occupy one (1) of the two positions as a Series B Director; and

(y)	For so long as CDH holds no less than 25% of the total number of issued and outstanding Series B Preferred Shares, CDH shall have the right to nominate, from time to time, an individual to occupy one (1) of the two positions as a Series B Director.
(v)	For so long as the Noteholders hold any Series B Preferred Shares, the Noteholders shall be entitled, by notice in writing to the Company, to jointly appoint one (1) person, as observer to attend and speak at, either in person or by teleconference, any and all meetings of the Board. The Company shall provide to such observer the same information concerning the Company, and access thereto, provided to members of the Board.

(vi)	Each of Chengwei and CDH, respectively, for so long as it holds any Series B Preferred Shares, shall be entitled by notice in writing to the Company, to appoint one (1) person, as observer to attend and speak at, either in person or by teleconference, any and all meetings of the Board. The Company shall provide to such observer the same information concerning the Company, and access thereto, provided to members of the Board.
(b)	Upon the death, resignation, removal or incapacity of any director nominated as of right hereunder to the Board by any party hereto, such party shall be entitled to nominate such director’s replacement to the Board. Upon the death, resignation, removal or incapacity of any director nominated as of right hereunder to the Board by Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares, then Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares, respectively, shall be entitled to nominate such director’s replacement to the Board. Any director nominated as of right hereunder by any party hereto to the Board shall be removed from office upon motion by such party. Any director nominated as of right hereunder by Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares to the Board of Directors of any of the Companies shall be removed from office upon motion by Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares, respectively.

(c)	Except as provided in paragraph (e) below, (i) no director appointed by any party as of right hereunder shall be removed from the Board unless the appointing party consents to the removal and (ii) no director appointed by Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares shall be removed from the Board unless Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares, respectively, consents to the removal. If any of Chengwei, CDH, the Series A Holders or Series B Holders, as the case may be, fail to nominate a sufficient number of individuals to fill all positions on the Board in respect of which they are entitled to nominate directors pursuant to this Section 1.2, then any such position not so filled shall remain vacant until an individual shall be duly nominated to fill such position in accordance with the terms of this Agreement.

(d)	Each party agrees to vote all Equity Securities owned by it in favor of the election of any director nominated to the Board pursuant to this Section 1.2. Upon a motion to remove any director from the Board in accordance with this Section 1.2, each party agrees to vote all Equity Securities owned thereby to effect removal of such director from the Board.

(e)	Any director nominated by a party hereto as of right hereunder to a position on the Board, following such time as the party shall cease to hold the right hereunder to nominate individuals to occupy such position, shall be promptly removed therefrom as if a motion had been duly made for such removal under this Section 1.2. Any director nominated as of right hereunder to a position on the Board by Shareholders representing a majority in voting power of the Series A Preferred Shares or the Series B Preferred Shares, following such time as the Series A Holders or the Series B Holders, respectively, shall cease to hold the right hereunder to nominate individuals to occupy such position, shall be promptly removed therefrom as if a motion had been duly made for such removal under this Section 1.2.

(f)	Ms. Ping PING, with Mr. Eric LI as her alternate, and Mr. Yan HUANG, with Mr. Gongquan WANG as his alternate, shall hereby be deemed nominated to the Board by the Series B Holders. Mr. Qi JI shall hereby be deemed nominated to the Board by Shareholders representing a majority in voting power of the Series A Preferred Shares. Mr. Eric LI and Mr. Gongquan WANG shall hereby be deemed nominated as Board observers by Chengwei and CDH, respectively.

(g)	Notice of any appointment or removal under this clause shall be given to the other Shareholders and to the Company at their addresses given in this Agreement and within seven (7) days after receipt of such notice the parties hereto shall join in procuring (so far as that lies within their respective powers) that such action is taken as is necessary under the Articles to effect the appointment or removal concerned.

(h)	Meetings of the Board shall (unless the Shareholders shall otherwise agree) take place either in Shanghai or in a place to be agreed by all the Directors but not in any event less frequently than once every fiscal quarter. Notice of any such meeting of the Board shall be of not less than seven (7) days and shall be in writing and the quorum for Board meetings shall be three (3) Directors, including at least one (1) Series B Director for so long as any Series B Preferred Shares remain outstanding and one(1) Series A Director of so long as any Series A Preferred Shares remain outstanding.

(i)	A quorum must be present at the beginning of and throughout each meeting of the Board. If within thirty (30) minutes of the time appointed for a meeting, a quorum is not present, the meeting shall stand adjourned until the same time and place on the same day in the next week and if at such adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for such adjourned meeting (or such longer interval as the chairman of the meeting may think fit to allow) the Director(s) present in person or by his/their alternates shall constitute a quorum.

(j)	The Company shall procure that a notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting at least seven (7) days before the meeting and a copy of the minutes of the meeting is sent to such persons within thirty (30)

days following the meeting.

(k)	The Board of Directors of each Group Company other than the Company shall consist of one (1) executive director, who shall be the Founder.

(l)	Notwithstanding any other provisions hereof, upon presentation to the Board for a vote any proposed resolutions in connection with the entry into any transaction or series of transactions (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) between any Group Company, on the one hand, and any Person (other than another Group Company), on the other hand, any member of the Board who is a Related Party of such Person shall not participate in such vote and, to the extent such member’s vote is required hereunder or under the Memorandum and Articles, shall be deemed to have voted along with the majority of the members of the Board who have participated in such vote.
1.3	Compensation Committee and Audit Committee. A Compensation Committee (the “Compensation Committee”) and an Audit Committee (the “Audit Committee”) shall be set up under the Board. The Compensation Committee and the Audit Committee shall each consist of no less than one Series B Director and one Series A Director.

The Compensation Committee shall be responsible for:
(i)	Reviewing, and making recommendations for approval by the Board regarding, corporate goals and objectives relevant to the compensation of the Group Companies’ executive officers;

(ii)	Reviewing, and making recommendations for approval by the Board regarding, compensation of Key Management Personnel, including, as applicable, (a) base salary, (b) bonus, (c) long-term incentive and equity compensation, and (d) any other compensation, perquisites, and special or supplemental benefits; and

(iii)	Recommending the terms and conditions for employment of Key Management Personnel for approval by the Board.
The Audit Committee shall be responsible for:
(i)	overseeing the financial reporting process of the Group Companies;

(ii)	monitoring the choice of accounting standards and practices of the Group Companies;

(iii)	monitoring the internal accounting control process of the Group Companies;

(iv)	ensuring open communication among the Key Management Personnel, internal auditors, external auditors, and the Audit Committee of the

Group Companies; and

(v)	overseeing the hiring and performance of the external auditors.
1.4	Board Indemnification. The Company shall enter into an indemnification agreement with each director serving on the Board of Directors of the Company, in form and substance as attached as Exhibit G of the Series B Purchase Agreement or as otherwise Approved by the Series B Holders, providing for the indemnification of such director by the Company to the fullest extent allowed under applicable law (as it presently exists or may hereafter be amended) with respect to all liability and loss suffered and expenses (including attorneys’ fees) incurred by such director by reason of the fact that he or she is a director of the Group Company.

1.5	Protective Provisions.
(a)	Notwithstanding anything to the contrary in the Constitutional Documents of any Group Company, the parties hereto shall ensure that none of the Group Companies shall, whether directly or indirectly, take any of the actions described below unless Approved by the Series B Holders:
(i)	any amendment to, cancellation, waiver or other change in respect of, the rights, preferences, privileges, powers, obligations or liabilities arising in connection with the Series B Preferred Shares or otherwise adversely affecting the holders thereof;

(ii)	any increase or decrease in the authorized number of Series B Preferred Shares;

(iii)	the creation, or authorization of shares, securities or instruments convertible, exchangeable or exercisable for or into shares (including convertible debt), having rights, privileges or preferences superior to or on parity with the Series B Preferred Shares with respect to voting, dividends, redemption, conversion or liquidation or any other rights (including and without limitation, registration rights);

(iv)	the purchase or redemption of, payment or declaration of any dividend on, or making of any distribution on, any equity interest therein, other than (i) redemption of the Series B Preferred Shares as expressly authorized herein, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional Ordinary Shares, (iii) upon termination of such services, repurchases of shares at below cost from former employees, officers, directors, consultants or other persons who performed services for any Group Company as permitted by the terms of their engagement by such Group Company approved by the Board, and (iv) repurchases of equity securities by the Company pursuant to Section 9;

(v)	amendment, alteration or repeal of any provision of the Constitutional Documents of the Company;

(vi)	liquidation, dissolution or winding up of the business and affairs thereof;

(vii)	any Deemed Liquidation Event;

(viii)	the issuance or agreement to issue shares or other securities or instruments exchangeable, convertible or exercisable for any equity interest therein other than the Reserved Shares and shares issuable under the Transaction Documents and the Share Option Plan;

(ix)	raising or authorization of any indebtedness or debt financing by the Company, and the raising or authorization of any indebtedness or debt financing by any other member of the Group if after such indebtedness or debt financing the aggregate amount of indebtedness and debt financing by all members of the Group would exceed US$20 million, provided that this clause (ix) shall not apply to any loan extended to a Group Company by a shareholder of the Company if (i) such loan is made on terms no less favorable to the Group Company than the terms that would be customary in an arms-length loan extended by a commercial bank, (ii) such loan is subordinate to any amounts that are or may become payable to any Investor by the Group Company, whether by virtue of the Investor’s ownership of securities of the Company or pursuant to any of the Transaction Documents, including without limitation any indemnification by the Company pursuant to the Series B Purchase Agreement, and (iii) after receipt of such loan, the aggregate amount of all such loans from shareholders of the Company to the Group Companies does not exceed US$15 million;

(x)	any increase or decrease in the number of positions on the Board;

(xi)	the adoption or termination of any Share Option Plan or amendment to any provision of any Share Option Plan or increase in the amount of Ordinary Shares reserved for future issuance pursuant to any Share Option Plan;

(xii)	any action that effects a reclassification or recapitalization of the issued and outstanding shares of the Company;

(xiii)	except as specifically contemplated in the Series B Purchase Agreement, the entry into any transaction or series of transactions (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) between any Group Company, on the one hand, and any Related Party of any Group Company (other than another Group Company), on the other hand;

(xiv)	the sale, transfer, lease, assignment, parting with or disposal by the Company or any Group Company, whether directly or indirectly, of all or substantially all of the property, assets or revenues of the Company or such Group Company;

(xv)	the merger, consolidation, reorganization, or amalgamation of any Group Company with or into any other Person or any scheme of arrangement or other business combination with or into any other Person;

(xvi)	the purchase or other acquisition by any of the Company or the Group Companies, or any combination of the foregoing, of another Person or all (or substantially all) of the business and/or assets of another Person through a single transaction or series of related transactions (i) with aggregate value of at least US$2,500,000, (ii) for which any required Consent has not been obtained, or (iii) if the target company of such transaction has not obtained any Consent required in connection with the conduct of its business;

(xvii)	the re-domestication, continuance or removal thereof to any other jurisdiction; and

(xviii)	any prepayment or early retirement of all or any portion of any indebtedness of any Group Company whether incurred before or after the date hereof, other than scheduled interest and principal payments and any payments made in accordance with Section 7.1 of the Series B Purchase Agreement.
(b)	Notwithstanding anything to the contrary in the Constitutional Documents of the Company or any Group Company, the parties hereto shall ensure that none of the Company or the Group Companies shall take any of the actions described below unless approved in a resolution adopted by a majority of the Board, including at least two (2) Series B Directors:
(i)	approval of any annual operating plan, budgets or any changes thereto;

(ii)	the guarantee, directly or indirectly, of any indebtedness, or the indemnification to any Person regarding or in connection with any indebtedness, except for trade accounts of any Group Company arising in the ordinary course of business;

(iii)	alteration or amendment of the accounting principles thereof except as required by applicable law;

(iv)	appointment, dismissal or change in the appointment of independent public accountants, Auditor or counsels thereof;

(v)	the making of any loan or advance to any Person or granting any credit to any Person, except accounts receivable arising in the ordinary course of business;

(vi)	the sale, transfer, lease, assignment or disposal of any assets (whether by a single transaction or a series of related transactions) the aggregate fair market value of which exceeds US$3,000,000;

(vii)	the purchase or acquisition of any assets thereof (whether by a single transaction or a series of related transactions) the aggregate purchase price or cost to acquire of which exceeds US$3,000,000;

(viii)	the commencement or settlement of any litigation the amount in controversy with respect to which exceeds US$3,000,000;

(ix)	any change to the principal business thereof, entry into new lines of business thereby, or exiting a line of business thereby;

(x)	hiring or termination of the CEO, CFO, chief operating officer or any other officer with the position of executive vice president or higher of any Group Company or any change to the compensation of any such officer of any Group Company, including the award of any option grants or share awards;

(xi)	amendment, alteration or repeal of any provision of the Constitutional Documents of any Group Company (other than the Company);

(xii)	the creation of any mortgage, charge, pledge, lien or other encumbrance with respect to assets thereof other than in the ordinary course of business or as imposed by operation of law;

(xiii)	the formation of any committee of the Board of Directors of any Group Company and any changes to the powers granted to any such committee;

(xiv)	any increase or decrease in the size or any change in the member(s) of the Board of Directors of any Group Company other than the Company; and

(xv)	the prescription of any regulation in general meeting that would limit the powers of the Board of Directors of any of the Group Companies.
2.	REGISTRATION RIGHTS

2.1	Applicability of Rights. The Preferred Holders shall be entitled to the following rights with respect to any potential public offering of the Preferred Shares or the Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of any Company Securities in any other jurisdiction in which the Company undertakes to publicly offer or list Company Securities for trading on a recognized securities exchange. The Company shall not grant registration rights superior to or in parity with those granted to the Preferred Holders to any other holder of the Company Securities without the prior Approval of the Series B Holders.

2.2	[Reserved]

2.3.	Demand Registration.

(a)	Request by Holders.

If the Company shall, at any time after the earlier of (i) the third anniversary of the date of this Agreement or (ii) the closing of the Qualified IPO, receive a written request from the Holders of at least 50% of the Registrable Securities then held by all Holders of Series B Preferred Shares that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities then held by such requesting Holders pursuant to this Section 2.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after the Company’s delivery of written notice thereto, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 2.3(a).

(b)	Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in voting power of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of Registrable Securities held by Holders of Series B Preferred Shares to be included in such underwriting and registration shall not be reduced unless all other securities are first excluded from the underwriting and registration (including, without limitation, any Company Securities which the Company may seek to include in the underwriting for its own account) and that the number of Registrable Securities held by Holders of Series A Preferred Shares to be included in such underwriting and registration shall not be reduced unless all other securities (other than Registrable Securities held by Holders of Series B Preferred Shares) are first excluded from the underwriting and registration (including, without limitation, any Company Securities which the Company may seek to include in the underwriting for its own account); provided further, that at least 25% of any Registrable Securities requested by the Holders of Series B Preferred Shares to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the CEO stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.
2.4	Piggyback Registrations.
(a)	The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Company Securities (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a

Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)	Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Shares to be underwritten, then the managing underwriter(s) may exclude Shares from the registration and the underwriting, and the number of Shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders of Series B Preferred Shares requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, third, to each of the Holders of Series A Preferred Shares requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities held by Holders of Series B Preferred Shares included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Company Securities included in such registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice in the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.
2.5	Form F-3 Registration.
(a)	In case the Company shall receive from Holders of the Series B Preferred

Shares a written request or requests that the Company effect a registration on Form F-3 (and any related qualification or compliance) with respect to all or a part of the Registrable Securities owned by such Holders, then the Company shall promptly give written notice of the proposed registration and the Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities of such Holder as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated above

(b)	Notwithstanding anything to the contrary provided above, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:
(1)	if Form F-3 is not available for such offering by the Holders;

(2)	if the aggregate anticipated price to the public of any Registrable Securities which such Holders propose to sell pursuant to such registration, together with the aggregate anticipated price to the public of any other securities of the Company entitled to inclusion in such registration, is less than US$500,000 (or the equivalent thereof in other currencies);

(3)	if the Company shall furnish to the Holders a certificate signed by the CEO stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its Shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other Shares during such ninety (90) day period; or

(4)	if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(a).
(d)	Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.
2.6	Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of Shares sold in such registration) of all Selling Expenses in connection with such registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority in voting power of the Registrable Securities held by the Holders that requested the registration, unless the Holders of a majority in voting power of the Registrable Securities held by the Holders that requested the Registration agree that such registration constitutes the use by the Holders of one (1) demand registration available to the Holders of Registrable Securities, as the case may be, pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration by the Holders of Registrable Securities, as the case may be, pursuant to Section 2.3.

2.7	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to 120 days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)	Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)	Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g)	Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority in voting power of the Registrable Securities held by the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority in voting power of the Registrable Securities held by the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)	Transfer Agent and CUSIP. Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration.

(i)	Further Actions. Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are traded or, in connection with any IPO, the primary exchange upon which the Company’s securities will be traded.
2.8	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:
(a)	By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages, and liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which they may become subject under laws which are applicable to the company and relate to action or inaction required of the Company in connection with any registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)	any violation or alleged violation by the Company of the Applicable Securities Law, or any rule or regulation promulgated under the Applicable Securities Law;
and the Company shall reimburse each such Holder, and its respective partners, officers, directors, legal counsel, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b)	By Selling Holders. To the extent permitted by law, each selling Holder shall, if Registrable Securities held by Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations, in each case to the extent (and only to the extent) that such statement, omission or violation occurs in sole reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration:
(i)	untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or

(ii)	omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in such registration.

(c)	Notice. Promptly after receipt by an indemnified Party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying Party under this Section 2.9, deliver to the indemnifying Party a written notice of the commencement thereof and the indemnifying Party shall have the right to participate in, and, to the extent the indemnifying Party so desires, jointly with any other indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, as incurred, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential conflict of interests between such indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action shall relieve such indemnifying Party of liability to the indemnified Party under this Section 2.9 to the extent the indemnifying Party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying Party shall not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 2.9.

(d)	Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified Party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified Party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified Party and the indemnifying Party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its Affiliated Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, except for liability for willful fraud or misrepresentation, (A) no Holder shall be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of willful fraud or misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such willful fraud or misrepresentation.

(e)	Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.
2.10	No Registration Rights to Third Parties. Without the prior written consent of Holders holding a majority in voting power of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any Company Securities.

2.12	Market Stand-Off. The Founder, each of the Co-Founders and each Holder agrees that, and the Founder and the Co-Founders shall cause each Key Management Personnel to agree that, so long as it holds any voting Company Securities, whether directly or indirectly, upon request by the Company or the underwriters managing a Qualified IPO of the Company Securities, it shall not sell or otherwise transfer or dispose of any Company Securities (other than those permitted to be included in the registration and other transfers to affiliates permitted by law), whether directly or indirectly, without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. Notwithstanding anything to the contrary herein, the foregoing provision of this Section 2.12 shall not apply to the sale of any Company Securities to an underwriter pursuant to any underwriting agreement and shall not be applicable to the Holders unless all officers and directors of the Group Companies and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements. If the Company or any underwriter releases any such officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from such sale restrictions once undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released. The Company shall require all future acquirers of Company Securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing provisions substantially similar to those contained in this Section 2.12.

2.12	Listing in Hong Kong. Without limiting the generality of the foregoing provisions in this Section 2, in the event of a listing of the Company’s Ordinary Shares in Hong Kong

(the “Listing”):
(a)	The selection of Hong Kong as the jurisdiction, and the relevant exchange as the exchange for the Listing shall be subject to the prior written approval of Holders of a majority in voting power of the Registrable Securities then outstanding;

(b)	The selection of the sponsor and/or lead manager (and any co-managers) for the Listing shall be subject to the prior written approval of Holders of a majority in voting power of the Registrable Securities then outstanding;

(c)	Each Holder of Registrable Securities shall have the right to include and sell all of the Registrable Securities held by it in such Listing;

(d)	Each Holder of Registrable Securities shall have the right to attend all meetings in connection with the Listing where the Company is present;

(e)	The determination of the price at which the Ordinary Shares are to be listed in such Listing shall be subject to the prior written approval of Holders of a majority in voting power of the Registrable Securities then outstanding;

(f)	All expenses incurred in connection with the inclusion and sale of any Ordinary Shares held by any Holder (including all reasonable fees and disbursements of counsel for the Holder) shall be borne by the Company;

(g)	At any time after the second anniversary of the date of this Agreement, at the written request from Holders of a majority in voting power of the Registrable Securities then outstanding, the Company shall use its best efforts to effect such Listing on terms and subject to conditions as agreed upon between the Company and such Holders; and

(h)	The Company shall not require any Holder to hold, or refrain from transferring, any of its Shares in the Company beyond the specific period(s) as set forth in the listing rules applicable to such Listing.
2.13	Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:
(a)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)	So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to
Form F-3.
2.14	Termination. The Company shall have no obligations pursuant to Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration or listing pursuant to Section 2.3, 2.4 or 2.5 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

3.	RIGHT OF PARTICIPATION.

3.1	General. Each Participation Rights Holder shall have a right of first offer to purchase its pro rata share of any New Securities the Company may from time to time issue after the date of this Agreement (the “Right of Participation”) as provided below:
(a)	If the then outstanding Series B Preferred Shares (calculated on a fully-diluted and as-if converted basis) represent more than 49% of the total number of Shares then outstanding (calculated on a fully-diluted and as-if converted basis), then each Participation Rights Holder’s “pro rata share” of any New Securities for purposes of determining its Right of Participation shall be a portion of the aggregate number of New Securities equal to the number of Series B Preferred Shares (calculated on a fully-diluted and as-if converted basis) held by such Participation Rights Holder in relation to the total number of Shares outstanding (calculated on a fully-diluted and as-if converted basis) immediately prior to the issuance of such New Securities.

(b)	If the then outstanding Series B Preferred Shares (calculated on a fully-diluted and as-if converted basis) represent 49% or less of the total number of Shares then outstanding (calculated on a fully-diluted and as-if converted basis), then each Participation Rights Holder’s “pro rata share” of any New Securities for purposes of determining its Right of Participation shall be a portion of 49% of the aggregate number of New Securities equal to the number of Series B Preferred Shares (calculated on a fully-diluted and as-if converted basis) held by such Participation Rights Holder in relation to the total number of Series B Preferred Shares outstanding (calculated on a fully-diluted and as-if converted basis) immediately prior to the issuance of such New Securities.
3.2	Procedures.
(a)	First Participate Notice. In the event that the Company proposes to undertake an issuance of New Securities, it shall give written notice thereof (the “First Participation Notice”) to each Participation Rights Holder describing the amount and type of such New Securities, the price and general terms upon which the Company proposes to issue the New Securities, and each Participation Rights Holder’s pro rata share of such New Securities. Each Participation Rights Holder shall have ten (10) Business Days from the date of receipt of such First Participation Notice to elect in writing to purchase up to such Participation Rights Holder’s pro rata share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(b)	Second Participation Notice; Oversubscription. If any Participating Rights Holder fails to timely exercise its Right of Participation in respect of any New Securities in accordance with Section 3.2(a), the Company shall promptly give notice (the “Second Participation Notice”) to each Participating Rights Holder who exercised its Right of Participation to purchase its full pro rata share of such New Securities in accordance with Section 3.2(a) (the “Rights Participants”), which notice shall describe the remaining New Securities with respect to which any Participating Rights Holder failed to exercise its Right of Participation. Each Rights Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) within which it may elect to purchase any or all of the remaining New Securities by giving notice of such election to the Company stating the maximum number of remaining New Securities which such Rights Participant is willing to purchase. Such notice may be made in writing or by telephone (if confirmed in writing within two (2) Business Days thereafter). If the sum of the remaining New Securities which the Rights Participants elect to purchase exceed the actual number of remaining New Securities, then the number of remaining New Securities that any Rights Participant shall purchase shall be reduced to such number as is necessary to eliminate such excess; provided that there shall be no reduction in the number of remaining New Securities that any Rights Participant shall purchase to the extent that, after giving effect to such reduction, the number of remaining New Securities which such Rights Participant is entitled to purchase, in relation to the number of remaining New Securities to be purchased by any other Rights Participant, would be less than the proportion that the number of Ordinary Shares held such Rights Participant (determined on a fully-diluted, as-if converted basis) prior to acquiring any of the New Securities bears to the number of Ordinary Shares held by such other Rights Participant (determined on a fully-diluted, as-if converted basis) prior to acquiring any of the New Securities.
3.3	Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder timely exercises its Right of Participation within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have 120 days thereafter to sell the New Securities described in the First Participation Notice at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

4.	TRANSFER RESTRICTIONS.

4.1	Prohibition on Transfers of Interest in the Company.
(a)	Except as otherwise provided in Section 4.1(b), Section 4.8 and Section 4.9, no Restricted Shareholder shall sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (a “Transfer”), all or any part of any interest in any Company Securities now or hereafter owned or held thereby. Any Transfer of Company Securities by any Restricted Shareholder not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

(b)	The SPV Holders shall not Transfer all or any part of their ownership interests in any SPV Entity now or hereafter owned or held thereby. In the event of any Transfer of all or any part of any SPV Holder’s ownership interest in any SPV Entity, the Company shall be entitled to repurchase all and any of the Company Securities directly or indirectly held by such SPV Entity at the par value thereof. Notwithstanding the foregoing, the following transfers shall not be subject to any restriction contained in this Agreement except as specifically set forth below: (i) any transfer of all or any part of the ownership interests in any SPV Entity from time to time from a Co-Founder to the Founder, (ii) any transfer of all or any part of the ownership interests in any SPV Entity from time to time from the Founder to another SPV Entity Controlled by the Founder and (iii) any transfer approved by the Board in good faith of all or any part of the ownership interests in any SPV Entity from time to time from the Founder to the parents, children or spouse of the Founder, or to trusts for the benefit of such Persons for bona fide estate planning purposes. In the case of any transfer pursuant to the clause (ii) or (iii) of the preceding sentence, (A) the transferee shall execute a Deed of Adherence, in the form of Exhibit C hereto, agreeing to be bound by this Agreement in place of the transferring SPV Holder, and (B) the Restricted Shareholder shall remain liable for any breach by such transferee of any provision hereunder.
4.2	Right of First Refusal. Subject to Section 4.9 of this Agreement, if a Restricted Shareholder proposes to sell or transfer any Company Securities held by it (a “Selling Shareholder”), then it shall promptly give written notice (an “Offer Notice”) to the Company and each Preferred Holder prior to such sale or transfer. The Offer Notice shall state the Selling Shareholder’s bona fide intention to transfer the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the total number of Ordinary Shares owned by the Selling Shareholder (determined on a fully-diluted, as-if converted basis), the terms and conditions of the proposed sale or transfer (including, without limitation, the sale price), the nature of such proposed sale or transfer, the name and address of the prospective purchaser or transferee (the “Prospective Transferee”), and any other material facts relating to such proposed sale or transfer. The Offer Notice shall certify that the Selling Shareholder has received a firm offer from the Prospective Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Offer Notice. The Offer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

4.3	Company’s Option. The Company shall have an option for a period of thirty (30) days from receipt of the Offer Notice to elect to purchase the Offered Shares at the same price and subject to the same material economic terms and conditions as are described in the Offer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. If the Company gives the Selling Shareholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Company’s receipt of the Offer Notice, unless the Offer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 4.6.

4.4	Series B Holders’ Option.
(a)	Additional Offer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares in connection with a proposed Transfer, then the Selling Shareholder shall give each Series B Holder a written “Additional Offer Notice”, which shall include all of the information and certifications required in an Offer Notice, and shall additionally identify the Offered Shares which the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Series B Holders’ rights of first refusal with respect to the proposed Transfer.

(b)	Option.
(i)	Each Series B Holder shall have an option for a period of thirty (30) days from the Series B Holder’s receipt of the Additional Offer Notice to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Offer Notice.

(ii)	Each Series B Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Remaining Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. For purposes of this clause (ii), each Series B Holder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by such Series B Holder on the date of the Offer Notice shall be the numerator and the total number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) held by all Series B Holders on the date of the Offer Notice shall be the denominator.

(iii)	If any Series B Holder fails to exercise its option to purchase its full pro rata share of the Remaining Shares, the Selling Shareholder shall give written notice (a “Series B Reallotment Notice”) to each Series B Holder who has fully exercised its option to purchase a pro rata portion of the Remaining Shares. The Series B Reallotment Notice shall include all of the information and certifications required in an Offer Notice and briefly describe the Series B Holders’ rights of reallotment. The Series B Reallotment Notice shall further identify the Remaining Shares in respect of which any Series B Holder has failed to exercise its right of first refusal (or in the case where there has been a prior Series B Reallotment Period, in respect of which any Series B Holder has failed to exercise its right of reallotment) (the “Series B Reallotment Shares”).

(iv)	Each Series B Holder entitled to receive a Series B Reallotment Notice (a “Participating Series B Holder”) shall have an option to purchase, at the same price and subject to the same material terms and conditions as described in any Series B Reallotment Notice, all or part of its pro rata share of the Series B Reallotment Shares described in such Series B Reallotment Notice. Such option shall be exercisable by each Participating Series B Holder by notifying the Company and the Selling Shareholder in writing, within thirty (30) days after delivery to the Participating Series B Holder of the Series B Reallotment Notice (a “Series B Reallotment Period”). For purposes of this clause (iv), each Participating Series B Holder’s pro rata share of the Series B Reallotment Shares shall be a fraction of the Series B Reallotment Shares, of which the number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by such Participating Series B Holder on the date of the Offer Notice shall be the numerator and the total number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) held by all Participating Series B Holders on the date of the Offer Notice shall be the denominator.

(v)	On expiration of any Series B Reallotment Period, the Company shall issue a new Series B Reallotment Notice to each of the Series B Holders that have exercised their right of reallotment in such period, and such Series B Holders shall be given an additional right of reallotment under clause (iv) above, unless either (x) the Series B Holders have exercised any rights of first refusal and rights of reallotment with respect to all the Remaining Shares or (y) no Series B Holder shall have exercised its right of reallotment during such Series B Reallotment Period.

(vi)	Each Series B Holder shall be entitled to apportion Remaining Shares to be purchased among its partners and Affiliates, provided that such Series B Holder notifies the Selling Shareholder of such allocation.

(vii)	If any Series B Holder exercises its option under this paragraph (b) to purchase any Remaining Shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the expiration of any period for exercise by such Series B Holders of their right of first refusal with respect to the Remaining Shares and all periods for exercise by the Series B Holders of any right of reallotment, unless the Additional Offer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 4.6.
4.5	Series A Holders’ Option.
(a)	Further Offer Notice. If the Company and the Series B Holders have declined to purchase all, or a portion of, the Offered Shares in connection with a proposed Transfer, then the Selling Shareholder shall give each Series A Holder a written “Further Offer Notice”, which shall include all of the information and certifications required in an Offer Notice, and shall additionally identify the Offered Shares which the Company and the Series B Holders have declined to purchase (the “Balance Shares”) and briefly describe the Series A Holders’ rights of first refusal with respect to the proposed Transfer.

(b)	Option.
(i)	Each Series A Holder shall have an option for a period of thirty (30) days from the Series A Holder’s receipt of the Further Offer Notice to elect to purchase its respective pro rata share of the Balance Shares at the same price and subject to the same material terms and conditions as described in the Further Offer Notice.

(ii)	Each Series A Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Balance Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the thirty-day period as to the number of such shares which it wishes to purchase. For purposes of this clause (ii), each Series A Holder’s pro rata share of the Balance Shares shall be a fraction of the Balance Shares, of which the number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by such Series A Holder on the date of the Offer Notice shall be the numerator and the total number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) held by all Series A Holders on the date of the Offer Notice shall be the denominator.

(iii)	If any Series A Holder fails to exercise its option to purchase its full pro rata share of the Balance Shares, the Selling Shareholder shall give written notice (a “Series A Reallotment Notice”) to each Series A Holder who has fully exercised its option to purchase a pro rata portion of the Balance Shares. The Series A Reallotment Notice shall include all of the information and certifications required in an Offer Notice and briefly describe the Series A Holders’ rights of reallotment. The Series A Reallotment Notice shall further identify the Balance Shares in respect of which any Series A Holder has failed to exercise its right of first refusal (or in the case where there has been a prior Series A Reallotment Period, in respect of which any Series A Holder has failed to exercise its right of reallotment) (the “Series A Reallotment Shares”).

(iv)	Each Series A Holder entitled to receive a Series A Reallotment Notice (a “Participating Series A Holder”) shall have an option to purchase, at the same price and subject to the same material terms and conditions as described in any Series A Reallotment Notice, all or part of its pro rata share of the Series A Reallotment Shares described in such Series A Reallotment Notice. Such option shall be exercisable by each Participating Series A Holder by notifying the Company and the Selling Shareholder in writing, within thirty (30) days after delivery to the Participating Series A Holder of the Series A Reallotment Notice (a “Series A Reallotment Period”). For purposes of this clause (iv), each Participating Series A Holder’s pro rata share of the Series A Reallotment Shares shall be a fraction of the Series A Reallotment Shares, of which the number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by such Participating Series A Holder on the date of the Offer Notice shall be the numerator and the total number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) held by all Participating Series A Holders on the date of the Offer Notice shall be the denominator.

(v)	On expiration of any Series A Reallotment Period, the Company shall issue a new Series A Reallotment Notice to each of the Series A Holders that have exercised their right of reallotment in such period, and such Series A Holders shall be given an additional right of reallotment under clause (iv) above, unless either (x) the Series A Holders have exercised any rights of first refusal and rights of reallotment with respect to all the Series B Balance Shares or (y) no Series A Holder shall have exercised its right of reallotment during such Series A Reallotment Period.

(vi)	If any Series A Holder exercises its option under this paragraph (c) to purchase any Balance Shares, then payment for the Balance Shares shall be by check or wire transfer, against delivery of the Balance Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the expiration of any period for exercise by such Series A Holders of their right of first refusal with respect to the Balance Shares and all periods for exercise by the Series A Holders of any right of reallotment, unless the Further Offer Notice contemplated a later closing with any prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 4.6.
4.6	Valuation of Property.
(a)	Right to Pay Cash Value of Consideration. Should the purchase price specified in the Offer Notice, Additional Offer Notice or Further Offer Notice be payable in property other than cash or evidences of indebtedness, the Company, the

Series A Holders and/or the Series B Holders, as applicable, shall have the right to pay the purchase price in connection with the exercise of their right of first refusal hereunder in the form of cash equal in amount to the fair market value of such property.

(b)	Valuation of Non-Cash Consideration. Such fair market cash value shall be determined in the first instance by the Board acting in good faith, and the Company shall notify the Selling Shareholder, Series A Holders and Series B Holders in writing of such determination within three (3) Business Days thereafter. If any of the Selling Shareholder, Series A Holders representing a majority in voting power of the Series A Preferred Shares or Series B Holders representing a majority in voting power of the Series B Preferred Shares disagrees with such determination, then within ten (10) Business Days after receiving the Company’s notification thereof, it may apply to the Hong Kong International Arbitration Centre to appoint an appraiser of recognized international reputation and standing, who shall determine such cash value. The cost of such appraisal (and the appointment of an appraiser) shall be borne by the Selling Shareholder.

(c)	Adjustment to Time for Closing. If the time for the closing of the Company’s, Series A Holders’ or Series B Holders’ purchase has expired but for the determination of the value of the purchase price offered by the Prospective Transferee, such closing shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 4.6.
4.7	Co-Sale Rights. To the extent that the Company, Series A Holders and/or Series B Holders have not exercised their respective rights of first refusal to purchase all the Offered Shares under this Section 4, then subject to this Section 4.7, the Selling Shareholder may sell the remaining Offered Shares in respect of which such rights were not exercised (the “Co-Sale Shares”).
(a)	Co-Sale Notice. Within ten (10) days after expiration of the time for exercise by the Company and the Preferred Holders of any rights of first refusal hereunder (and any right of reallotment) in respect of the Offered Shares, the Selling Shareholder shall give written notice to each Series B Holder who has not exercised its right under Section 4.4 (an “Eligible Preferred Holder”), which notice shall indicate the number of Co-Sale Shares and advise such Series B Holder of its co-sale rights with respect to such Co-Sale Shares.

(b)	Exercise. Each such Series B Holder that notifies the Selling Shareholder in writing within twenty (20) Business Days after the receipt of such co-sale notice (a “Co-Sale Participant”) shall have a right to participate in any sale by the Selling Shareholder of the Co-Sale Shares and sell a pro rata number of its Company Securities on the same economic terms and conditions as specified in the Offer Notice. Such Co-Sale Participant’s notice to the Selling Shareholder shall indicate the number of Company Securities the Co-Sale Participant wishes to sell pursuant to such right to participate. For purposes of this paragraph (b), the pro rata number of Company Securities each Co-Sale Participant may elect to sell pursuant to its right of participation shall equal (on a fully-diluted, as-if converted basis) (i) the aggregate number of Ordinary Shares covered by the

Offer Notice (determined on a fully-diluted, as-if converted basis) by (ii) a fraction, the numerator of which is the number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by the Co-Sale Participant on the date of the Offer Notice, and the denominator of which is the total number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by the Selling Shareholder and all of the Eligible Preferred Holders.

If any Eligible Preferred Holder fails to exercise its option to sell its full pro rata share of its Company Securities pursuant to its co-sale right under this Section, the Selling Shareholder shall give written notice (a “Co-Sale Reallotment Notice”) to each Eligible Preferred Holder who has fully exercised its option to sell a pro rata portion of its Company Securities. The Co-Sale Reallotment Notice shall state the sum (determined on a fully-diluted, as-if converted basis) of all Company Securities that any Eligible Preferred Holder was entitled to sell in the exercise of its co-sale right under this Section where such Eligible Preferred Holder failed to exercise such right (or in the case where there has been a prior Co-Sale Reallotment Period, in respect of which any Co-Sale Participating Holder has failed to exercise its right of reallotment) (the “Co-Sale Reallotment Shares”).
(i)	Each Eligible Preferred Holder entitled to receive a Co-Sale Reallotment Notice (a “Re-Allotment Participant”) shall have a right to include such additional number of its Company Securities in any sale by the Selling Shareholder of the Co-Sale Shares, and sell such additional Company Securities on the same economic terms and conditions as specified in the Offer Notice, as is equal (on a fully-diluted, as-if converted basis) to the number of Co-Sale Reallotment Shares (determined on a fully-diluted, as-if converted basis) multiplied by a fraction, the numerator of which is which is the number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by the Re-Allotment Participant on the date of the Offer Notice, and the denominator of which is the total number of Ordinary Shares (determined on a fully-diluted, as-if converted basis) owned by all Re- Allotment Participants. Such right shall be exercisable by any Re-Allotment Participant notifying the Company and the Selling Shareholder in writing within thirty (30) days after delivery to the Re-Allotment Participant of the Co-Sale Re-Allotment Notice (the “Co-Sale Re-Allotment Period”).

(ii)	On expiration of any Co-Sale Reallotment Period, the Company shall issue a new Co-Sale Reallotment Notice to each Re-Allotment Participant that has exercised its full right of reallotment in such period, and such Re-Allotment Participant shall be given an additional right of reallotment under clause (i) above, unless either (x) there are no remaining Co-Sale Re-Allotment Shares or (y) no Re-Allotment Participant shall have exercised its right of reallotment during such Co-Sale Reallotment Period.
(c)	Reduction of Co-Sale Shares. To the extent one or more of the Series B Holders exercises its right of participation in accordance with the terms and conditions set forth above, the number of Restricted Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.

(d)	Transferred Shares. Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Company Securities which such Co-Sale Participant elects to sell; provided that, if the Prospective Transferee objects to the delivery of Share Equivalents in lieu of Ordinary Shares, such Co-Sale Participant shall convert such Share Equivalents into Ordinary Shares and deliver certificates corresponding to such Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer. The share certificate or certificates that a Co-Sale Participant delivers to the Selling Shareholder pursuant to this paragraph shall be transferred to the Prospective Transferee in consummation of the sale of the Company Securities evidenced thereby pursuant to the terms and conditions specified in the Offer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which the Co-Sale Participant is entitled by reason of its participation in such sale.

(e)	Special Terms of Sale. Notwithstanding anything to the contrary provided in this Agreement, the only representations, warranties or covenants that any Co-Sale Participant shall be required to make in connection with a sale pursuant to its co-sale rights under this Section are representations and warranties with respect to its ownership of the Company Securities to be sold by it pursuant to the exercise of such rights and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters.

(f)	Refusal by Prospective Transferee to Take Co-Sale Shares. To the extent that any Prospective Transferee prohibits the participation of a Co-Sale Participant exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its co-sale rights hereunder, the Selling Shareholder shall not sell to such prospective purchaser any Company Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Offer Notice.
4.8	Non-Exercise of Rights. To the extent that the Company and the Preferred Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 4.2 through Section 4.5 and any Eligible Preferred Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 4.7, the Selling Shareholder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares to any third-party transferee identified in the Offer Notice so long as (i) the terms and conditions (including the purchase price) of such sale are no more favorable than those specified in the Offer Notice and (ii) such third-party transferee shall have executed a binding instrument, in form and substance acceptable to Preferred Holders representing a majority in voting power of the Preferred Shares agreeing to be bound by all the terms of this Agreement as if it were originally a party hereto at the date hereof. Within fifteen (15) days of entering into any agreement to sell Offered Shares to a third-party transferee under this Section 4.8, the Transferor shall furnish each Holder with a copy of all agreements relating to such sale.
(a)	In the event the Selling Shareholder does not consummate the sale or disposition of the Offered Shares within ninety (90) days from the expiration of such rights, the Company’s first refusal rights and the Preferred Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Shareholder until such rights lapse in accordance with the terms of this Agreement.

(b)	The exercise or non-exercise of the rights of the Company and the Preferred Holders under this Section 4 to purchase Company Securities from a Selling Shareholder or participate in the sale of Company Securities by a Selling Shareholder shall not adversely affect their rights to make subsequent purchases from the Restricted Shareholders of Company Securities or subsequently participate in sales of Company Securities by the Restricted Shareholders.
4.9	Exempt Transfers. Notwithstanding anything to the contrary in Section 4.1, a Restricted Shareholder may Transfer its Company Securities (and the rights of the Company and the Preferred Holders contained in Sections 4.2, 4.3, 4.4, 4.5 and 4.7 shall not apply) in any of the following circumstances (the transferee in each such circumstance, a “Permitted Transferee”): (a) any repurchases by the Company of Company Securities at below cost from former employees, officers, directors, consultants or other persons who performed services for any Group Company, upon termination of such services, as permitted by the terms of their engagement by such Group Company approved by the Board; (b) any purchase by the Founder of Company Securities owned either directly or indirectly by a
Co-Founder; or (c) any transfer approved by the Board in good faith to the parents, children or spouse of a Restricted Shareholder, or to trusts for the benefit of such Persons, for bona fide estate planning purposes. In the case of any transfer by a Restricted Shareholder of Company Securities to a Permitted Transferee, (i) the Restricted Shareholder shall provide documentation reasonably satisfactory to the Company and Series B Holders representing at least a majority in voting power of the Series B Preferred Shares evidencing the bona fide nature of such transaction, (ii) the Permitted Transferee shall execute a Deed of Adherence, in the form of Exhibit C hereto, agreeing to be bound by this Agreement in place of the Restricted Shareholder, and (iii) with respect to any transfer pursuant to clause (c) of the preceding sentence, the Restricted Shareholder shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.10	Legend. Each certificate representing any Company Securities now or hereafter owned by Restricted Shareholder shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND

RESTATED SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The above restrictions on share transfer shall also be recorded in a notation to the entry for such Company Securities on the Company’s share register.

5.	DRAG-ALONG RIGHTS

5.1	Drag-Along Right. Shareholders representing at least ninety percent (90%) in voting power of the Company (a “Holder Supermajority”) may cause the sale (a “Compulsory Sale”) of the Company to a third party (a “Compulsory Sale Purchaser”) in a bona-fide, arms-length transaction. Without limiting the generality of the foregoing, in furtherance of a Compulsory Sale, a Holder Supermajority (i) may require the sale of all or a material part of the business, assets and undertaking as of any of the Group Companies, (ii) may require the continuation of the Company to another jurisdiction, (iii) may require the merger, amalgamation or consolidation of the Company with or into another Person, (iv) may require all Shareholders to sell all the Company Securities held thereby or (v) may require the Company and/or all Shareholders to take all such other actions as may as may be deemed appropriate by a Holder Supermajority to effect a Compulsory Sale. In connection with any Compulsory Sale, all Shareholders shall refrain from exercising, and each Shareholder hereby waives, any dissenters’ rights or rights of appraisal it may have under applicable law in relation to such transaction.

5.2	Further Assurances. Each Shareholder shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as a Holder Supermajority may request in furtherance of any proposed Compulsory Sale, including, without limitation,
(a)	Voting all Company Securities held by the Shareholder to approve any resolution which may be required to consummate such Compulsory Sale; and

(b)	Delivering to any representative appointed by a Shareholder Supermajority all certificates evidencing any Company Securities held by such Shareholder, together with (x) an instrument of transfer, duly executed in blank and in proper form to permit the disposition of such securities to a Compulsory Sale Purchaser and (y) a limited power-of-attorney, in form and substance reasonably satisfactory to a Holder Supermajority, authorizing a representative appointed by such Shareholders Supermajority to effect the disposition of such securities to the Compulsory Sale Purchaser on such terms and conditions as shall be agreed between the Holder Supermajority and the Compulsory Sale Purchaser for the Compulsory Sale. If any Shareholder shall fail to deliver such certificates, instrument of transfer and limited power-of-attorney to the representative of a Holder Supermajority as required under this clause, the disposition of any Company Securities held by such Shareholder may be effected without the Shareholder’s consent or surrender of the certificate(s) for such Company Securities.
5.3	Distribution of Proceeds. Upon a Compulsory Sale, any proceeds therefrom payable to the Shareholders shall be distributed as required under the Articles in relation to a Deemed Liquidation.

6.	ASSIGNMENT AND AMENDMENT.

6.1	Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Notwithstanding anything herein to the contrary:
(a)	Information Rights and Registration Rights. The registration rights of the Holders under Section 2 may be assigned to any other Holder, to the Affiliates of any Holder or to any Person acquiring Registrable Securities equivalent (on a fully-diluted, as-if converted basis) to 400,000 Ordinary Shares (adjusted for any share splits, reverse share splits, share dividends, recapitalizations and the like) in a Transfer permitted hereunder; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the Company Securities as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(b)	Rights of Participation; Right of First Refusal; Co-Sale Rights. A Series B Holder may assign its rights under Sections 3 and 4 in connection with a Transfer of Company Securities thereby; provided, however, that no Person may be assigned any of the foregoing rights unless the Company is given written notice by such Series B Holder at the time of such assignment, stating the name and address of the assignee and identifying the Company Securities as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. A Series A Holder may assign its rights under Section 4 in connection with a permitted Transfer of Company Securities thereby; provided, however, that no Person (other than the Founder or an SPV Entity Controlled by the Founder) may be assigned any of the foregoing rights unless Approved by the Series B Holders and the Company is given written notice by such Series A Holder at the time of such assignment, stating the name and address of the assignee and identifying the Company Securities as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c)	Other Rights and Obligations. None of the parties hereto shall Transfer all or any part of any interest in any Company Securities now or hereafter owned or held thereby unless the Person to whom such Equity Securities are Transferred shall have entered into a Deed of Adherence in the form of Exhibit C hereto to become bound by this Agreement as if it was originally party hereto as of the date hereof. Any attempted transfer in violation of this paragraph shall be void ab initio and of no force or effect.
Except as provided above or as otherwise explicitly contemplated in this Agreement,

no party hereto shall assign its rights or obligations hereunder without the mutual written consent of the other parties hereto.

6.2	Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by (i) the written consent of the Company; (ii) the Approval of the Series B Holders and (iii) the written consent of Shareholders representing a majority in voting power of the Ordinary Shares and Series A Preferred Shares (voting together as a single class); provided, however, that any party (other than the Company) may waive any of its rights hereunder without obtaining the consent of any other party. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon all the parties hereto.

7.	CONFIDENTIALITY AND NON-DISCLOSURE.

7.1	Disclosure of Terms. The terms and conditions of this Agreement and the Series B Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2	Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Board, including at least a majority of the Preferred Directors, if any. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

7.3	Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective purchasers of its interest in the Company, to bona fide prospective investors in such party and to such party’s employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, each Preferred Holder shall, without disclosing the identities of the other Preferred Holders or the Financial Terms of their respective investments in the Company without their consent, be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to its fund manager, other funds managed by its fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

7.4	Legally Compelled Disclosure. In the event that any party is requested or becomes required by law or by the rules of any securities exchange (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Series B Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.
7.5	Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.
8.	OTHER COVENANTS
8.1	Exclusivity. Each of the Company and the Founder covenants to the Investors that the Company shall be the exclusive vehicle through which all business related to hotel management shall be conducted by the Company and the Founder.
8.2	Founder Full Devotion and Non-Competition. The Founder shall devote his full business time and attention to the business of the Company for at least five (5) years from the date hereof, and shall not compete with the Company for at least three (3) years following the termination of his employment with the Company for any reason.
8.3	Non-Competition. The Company shall cause its current and future officers, directors and employees (other than the Founder) to enter into (i) a proprietary information and assignment of invention and patent agreement and (ii) a non-competition agreement with the Company, substantially in the forms approved by a majority of the Board, which majority shall include at least one Series B Director.
8.4	Future Management Holders. The Company shall give written notice to each Series B Holder of the issuance by the Company of any Company Securities to any Key Management Personnel and, as a condition precedent to such issuance, the Company shall require that such Key Management Personnel execute a Deed of Adherence in the form of Exhibit C hereto to become bound by this Agreement as if it was originally party hereto as of the date hereof. Each Key Management Personnel who shall become a party to this Agreement in accordance with the terms hereof shall be deemed to be a “Management Holder” hereunder for all purposes hereof.
8.5	Indebtedness. The parties hereto acknowledge and each of the Company and the Founder shall ensure that all indebtedness of the Company, whether incurred before or after the date hereof, shall at all times be junior in priority and subordinate to any amounts owed to the Investors by virtue of their ownership of securities of the Company or pursuant to any of the Transaction Documents, including without limitation any indemnification by the Company pursuant to the Series B Purchase Agreement.
8.6	Financing. The Company shall, before any proposed issuance of equity securities of the Company or instruments exchangeable, convertible or exercisable for any equity securities of the Company, except any issuance of Ordinary Shares and/or Series B Preferred Shares pursuant to the Transaction Documents or the Share Option Plan, seek the approval of the Board of such issuance and shall notify the Investors in writing of such proposed issuance immediately after the Board’s approval of such issuance.
8.7	Material Contracts. The Company shall inform each Investor promptly upon learning of any breach or default, alleged breach or default, or event which could reasonably be expected to (with the passage of time, notice or both) constitute a material breach or default under any of the Material Contracts (as defined in the Series B Purchase Agreement) by any party thereto.
9.	REPURCHASE RIGHTS
9.1	Repurchase Right. Upon the occurrence of any of the following Repurchase Events with respect to the Founder, the Company shall have the right, but not the obligation, to purchase and the Founder shall, if requested by the Company, sell, in accordance with this Section 9, all, but not less than all, of the non-vested Ordinary Shares then beneficially owned by the Founder (the “Repurchase Right”) at (i) the par value of such non-vested Ordinary Shares in case of sub-clauses (a) or (b) below and (ii) the original subscription price for such non-vested Ordinary Shares in case of sub-clause (c) below (the “Repurchase Price”). For purposes hereof, each of the following shall be a “Repurchase Event”:
(a)	the filing by the Founder of a petition for relief under the bankruptcy laws in any jurisdiction; or
(b)	the termination of full-time employment of the Founder with the Company unless such termination is made by the Company without cause; or
(c)	the termination of full-time employment of the Founder with the Company by the Company without cause.
9.2	Vesting.
(a)	For purposes of this Section 9, the term “vest” shall mean, with respect to any Ordinary Shares beneficially owned by the Founder as of the date of this Agreement, together with any Company Securities issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Ordinary Shares (the “Founder’s Shares”), that such Founder’s Shares are no longer subject to the Repurchase Right. If the Founder would become vested in any fraction of a Founder’s Share on any date, such fractional Share shall not vest and shall remain a Non-Vested Ordinary Share until the Founder becomes vested in the entire Share.
(b)	The Founder’s Shares shall vest based on the terms and conditions as specified in the Founder’s employment agreement with the Company entered into in accordance with the Series B Purchase Agreement.
(c)	The Founder shall have full voting rights for both vested and non-vested Ordinary Shares of the Company.
9.3	Manner of Exercise of Repurchase Right. The Repurchase Right shall be exercised by the Company by delivery of a written notice (the “Repurchase Notice”) of exercise to the Founder (or his estate or legal representative) subject to the Repurchase Right following a Repurchase Event.
9.4	Repurchase Procedure. After the Company’s Repurchase Notice, the Founder shall promptly endorse and deliver to the Company the certificates representing the Ordinary Shares being repurchased, free and clear of any liens, claims or encumbrances (other than any such lien, claim or encumbrance held by or guaranteed to the Company), and the Company shall then pay promptly to the Founder (but in no event later than thirty (30) days after the date the notice of the Company’s election to exercise the Right of Repurchase was delivered to the Founder), the total repurchase price. The Founder hereby authorizes any director of the Company to execute a transfer in his name to effect the transfer of Ordinary Shares pursuant to the Repurchase Right granted hereunder.
9.5	Binding Effect. The Company’s Repurchase Right shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any representative, executor, administrator, heir, or legatee of the Founder.
10.	COMPLIANCE WITH PRC LAW; PUT OPION
10.1	Compliance with PRC Law. Prior to the twelve (12) month anniversary of this Agreement, the Founder and Co-Founders shall complete all required registrations, obtain all required approvals and otherwise comply with all rules and regulations of the PRC government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of the PRC government with respect to any Founder’s or Co-Founder’s shareholding interests in the Company and each of the transactions contemplated by the Series B Purchase Agreement, including without limitation, (i) the obligations as set forth in Sections 7.9, 7.12 and 7.13 of the Series B Purchase Agreement and (ii) all reporting obligations imposed by, and all consents, approvals and permits required by the PRC State Administration of Foreign Exchange (“SAFE”) pursuant to Circular on Issues Relating to the Administration of Foreign Exchange of Company Financing through Offshore Special Purpose Vehicles and Round-Trip Investment by PRC Resident issued by SAFE effective November 1, 2005 (the “SAFE Circular”) and any applicable laws of the PRC in force from time to time which operate to restate, amend or repeal the aforesaid SAFE Circular or any part thereof.
10.2	Investor Put Option. In the event any Triggering Condition (as defined below) occurs, then from the date such Triggering Condition occurs (a “Triggering Date”), each Investor shall have the right at any time after any Triggering Date and before the date of a Qualified IPO (the “Expiration Date”), to require the Founder to purchase all or any portion of the Series B Preferred Shares held by such Investor at a per share purchase price equal to 105% of the per share purchase price paid by such Investor pursuant to the Series B Purchase Agreement. In the event that any Investor desires to exercise its right pursuant to this Section 10.2, it shall, no later than the Expiration Date, give written notice (a “Put Notice”) thereof to the Founder and the Company describing the number of Series B Preferred Shares to be sold to the Founder by such Investor (the “Put Option Shares”).

For purposes of this Section 10.2, a “Triggering Condition” includes any of the following:
(i)	the obligations of the Founder and Co-Founders pursuant to Section 10.1 have not been met on or prior to the twelve (12) month anniversary of the date hereof,
(ii)	the WFOEs are not wholly owned by the Company as of October 1, 2007,
(iii)	the Audited Financials (as defined in the Series B Purchase Agreement) provided by the Company to the Investors have not been provided as of the six (6) month anniversary of the date hereof, or the Audited Financials differ materially and adversely from the Unaudited Pro Forma Financials (as defined in the Series B Purchase Agreement, and including any notes included therein) covering the same period,
(iv)	any claim or demand of a third party with respect to any non-competition obligation of the Founder arises and has or may reasonably be expected to have, a Material Adverse Effect with respect to the Company,
(v)	the Founder’s full-time employment with the Company is terminated at any time prior to the five (5) year anniversary of the date hereof, unless such termination is made by the Company without cause, or
(vi)	there is any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company under (a) Section 3.10 or Section 3.12 of the Series B Purchase Agreement regarding Leases (as defined in the Series B Purchase Agreement) or (b) Section 3.4 of the Series B Purchase Agreement, which, individually or in the aggregate, results in, or which may reasonably be expected to result in, a Material Adverse Effect with respect to the Company.
Notwithstanding the foregoing, in case an Investor exercises his Put Option under this Section 10.2 and the Put Option has been consummated in accordance with the terms hereof, such Investor shall have no right to any indemnification pursuant to Section 9.1 of the Series B Purchase Agreement. In case an Investor seeks and receives indemnification from the Company pursuant to Section 9.1 of the Series B Purchase Agreement with respect to any Triggering Condition, such Investor shall have no right to exercise its Put Option in accordance with this Section 10.2 with respect to such Triggering Condition.
10.3	Closing. The closing of the sale and purchase of the Put Option Shares specified in any Put Notice shall take place at the office of the Company (or at such other place as mutually agreed to by the Founder and the Investor) on a date to be mutually agreed to by the Founder and the Investor, which date shall in no case be later than thirty (30) days after delivery of the Put Notice unless the Investor, in its sole discretion, agrees otherwise in writing. At such closing:
(i)	the Founder shall pay the aggregate consideration for the Put Option Shares pursuant to Section 10.2 by wire transfer in immediately available funds to an account designated by the Investor or by other payment method(s) mutually agreed to by the Founder and the Investor,
(ii)	the Investor shall deliver to the Company share certificate(s) representing such Series B Preferred Shares,
(iii)	each of the Founder and the Investor shall deliver to the Company a duly executed instrument of transfer with respect to the sale of the Put Option Shares to the Founder,
(iv)	the Company shall deliver to the Founder and the Investor a copy of the Company’s Register of Members certified by a director of the Company which reflects the Put Option Shares purchased by the Founder, and
(v)	if at such closing, the Investor does not exercise its right pursuant to Section 10 with respect to all Series B Preferred Shares held by such Investor, the Founder shall deliver an irrevocable proxy in the form attached hereto as Exhibit D to such Investor, granting to the designee of such Investor the power to vote the Put Option Shares the Founder purchased from such Investor.
The Founder acknowledges and agrees that no agreement, instrument or other document, other than those specified in this Section 10.3, shall be necessary to consummate the sale and purchase of the Put Option Shares.
11.	ADMINISTRATION
11.1	The accounts of the Company shall be kept in accordance with US GAAP and shall be audited annually by an international “Big 4” accounting firm approved by the Board. The audited accounts and report of the auditors shall be made available to the Preferred Holders within fifteen (15) days after the issue thereof by the auditors. Periodic management accounts shall be prepared by the Company and these shall be forwarded to each Director.
11.2	The financial year of the Company shall end on 31st December in each year.
11.3	Bank accounts of the Company shall be operated by the CEO of the Company. Any withdrawal or transfer of fund from such bank accounts shall require the signature by the CEO.
12.	TAX MATTERS
12.1	The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.
12.2	The Company will use, and will cause each Group Company to use, best efforts to avoid classification as a passive foreign investment company (“PFIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”) for the current year or any subsequent year.

12.3	The Company shall promptly provide each Series B Holder with written notice if it (or any Group Company) becomes a PFIC or a “controlled foreign corporation” (“CFC”) as defined under the Code. Such notice shall include a reasonably detailed analysis of the determination that the Company (or the applicable Group Company) has become a PFIC or CFC.
12.4	The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its or any Group Company’s status as a PFIC, and if Company is informed by its tax advisors that any such entity has become a PFIC, or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, the Company shall promptly notify each Series B Holder of such status or risk, as the case may be. The Company agrees to make available to each Series B Holder upon request, the books and records of the Company and each Group Company, and to provide information to such Series B Holder pertinent to the Company’s or any Group Company’s status or potential status as a PFIC. Upon a determination by the Company, any Series B Holder or any taxing authority that the Company or any Group Company has been or is likely to become a PFIC, the Company will provide such Series B Holder with all information reasonably available to the Company or any Group Company to permit such Series B Holder to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any Group Company, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any Series B Holder or any taxing authority that the Company or any Group Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide such Series B Holder with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. In the event that a Series B Holder who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees to make a dividend distribution to such Series B Holder (no later than 90 days following the end of the such Series B Holder’s taxable year) in an amount equal to 50% of the amount so included by such Series B Holder.
12.5	The Company shall provide each Series B Holder with information relating to the transfer of any equity interests of the Company (or any Group Company) and the issuance or redemption by the Company (or any Group Company) of any equity interests. No later than two (2) months following the end of the Company’s taxable year, the Company shall provide the following information to each Series B Holder: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company and each Group Company’s status as a CFC, if any. The Company shall: (A) furnish to each Series B Holder upon its reasonable request, on a timely basis, all information necessary to satisfy the U.S. income tax return filing requirements of such Series B Holder (and each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such Series B Holder (a “U.S. Shareholder”)) arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC; and (B) use commercially reasonable efforts to avoid generating for any taxable year in which the Company or any Group Company is a CFC, amounts includible in the income of any Series B Holder or U.S. Shareholder pursuant to Section 951 of the Code (a “Section 951 Inclusion”). If the Company or any Group Company ceases to be a CFC at any time, the Company will provide prompt written notice to each Series B Holder if at any time thereafter the Company becomes aware that it or any Group Company has become a CFC. Upon written request of a U.S. Series B Holder from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Series B Holder to determine whether the Company is a CFC. If any Series B Holder or U.S. Shareholder has a Section 951 Inclusion for any taxable year (such Series B Holder or U.S. Shareholder, a “Taxable CFC Shareholder”), the Company shall distribute cash pro rata with respect to each Share so that the aggregate amount distributed to each Taxable CFC Shareholder equals fifty percent (50%) of the Section 951 Inclusion of such Taxable CFC Shareholder for such taxable year.
12.6	The Company will comply and will cause the Group Companies to comply with all record-keeping, reporting, and other requests necessary for the Company and the Group Companies to allow each Series B Holder to comply with any applicable U.S. federal income tax law.
12.7	The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 12 shall be borne by the Company.
13.	GENERAL PROVISIONS
13.1	Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number as the parties have been given, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as the parties have been given; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.1 by giving the other party written notice of the new address in the manner set forth above.
13.2	Entire Agreement. This Agreement, together with all the exhibits and schedules hereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to supersede the provisions of any confidentiality and nondisclosure agreements executed between any party hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.
13.3	Governing Law and Dispute Resolution This Agreement shall be construed and governed by the laws of Hong Kong, without regard to principles of conflicts of law thereunder.
(a)	Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.
(b)	If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).
(c)	The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.
(d)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 13.3, including the provisions concerning the appointment of arbitrators, the provisions of this Section 13.3 shall prevail.
(e)	Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.
(f)	The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.
(g)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
(h)	The parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the Section 9.12(viii) of the Series B Purchase Agreement.
(i)	During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.
(j)	The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.
13.4	Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.
13.5	Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.
13.6	Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
13.7	Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.
13.8	Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.9	Aggregation of Shares. All Shares held or acquired by Affiliates of a Shareholder shall be aggregated together for the purpose of determining the availability of any rights of such Shareholder under this Agreement.
13.10	Waiver of Reliance among Investors. Each Investor stipulates that it is not relying upon any Person or entity other than the Company and its officers and directors and the Founder in entering into this Agreement or investing in the Company, and, specifically and without limitation, is not relying on any other Investor or any other Investor’s Controlling Persons, members, shareholders, officers, directors, employees, agents, or professional advisers, or on any advice, representations, or work product of any of them. Each Investor hereby waives any claim against, and covenants not to sue, any other Investor or the respective Controlling Persons, members, shareholders, officers, directors, employees, agents, or professional advisers of any Investor on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or any transaction contemplated hereby.
13.11	Termination. This Agreement shall terminate upon a Qualified IPO; provided that the provisions of Section 2, Section 7 and this Section 13 shall survive any termination of this Agreement.
— remainder of this page left intentionally blank —

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SIGNED BY	)

for and on behalf of	)
CHINA LODGING GROUP, LIMITED	)

in the presence of :	)
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
WINNER CROWN HOLDINGS LIMITED	)

in the presence of :	)
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Signature Page to Shareholders Agreement

SIGNED BY	)

MS. TONGTONG ZHAO	)

in the presence of :	)
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Signature Page to Shareholders Agreement

SIGNED BY	)

MR. JOHN JIONG WU	)

in the presence of :	)

Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Signature Page to Shareholders Agreement

SIGNED BY	)

MR. QI JI	)

in the presence of :	)

Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
POWERHILL HOLDING LIMITED	)

in the presence of :	)

Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
CHENGWEI PARTNERS, L.P.	)

in the presence of :	)

Address:

c/o Chengwei Ventures
Suite 33C, Lane 672 Changle Road
Shanghai 200040, China
Fax: +86 21 5404 8766
Attention: Ping Ping

SIGNED BY	)

for and on behalf of	)
CHENGWEI VENTURES	)
EVERGREEN FUND, L. P.	)

in the presence of :	)

Address:

c/o Chengwei Ventures
Suite 33C, Lane 672 Changle Road
Shanghai 200040, China
Fax: +86 21 5404 8766
Attention: Ping Ping

SIGNED BY	)

for and on behalf of	)
CHENGWEI VENTURES	)
EVERGREEN ADVISORS FUND, LLC	)

in the presence of :	)

Address:

c/o Chengwei Ventures
Suite 33C, Lane 672 Changle Road
Shanghai 200040, China
Fax: +86 21 5404 8766
Attention: Ping Ping
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
CDH COURTYARD LIMITED	)

in the presence of :	)
Address:
c/o CDH Investments
2601, 26th Floor, Lippo Centre Tower 2,
89, Queensway, Admiralty,
Hong Kong
Tel: +852 2810 7003
Fax: +852 2801 7083
Attention: Chief Financial Officer
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
PINPOINT CAPITAL 2006 A LIMITED	)

in the presence of :	)
Address:
299 Bisheng Road, Suite 13-101
Zhangjiang, Shanghai 201204
People’s Republic of China
Tel: +86 21 5080 7651
Fax: +86 21 5080 1333
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	) Jeffery Lee CFO
NORTHERN LIGHT VENTURE	)
FUND, L.P.	)

in the presence of :	)

Address:

c/o Northern Light Venture Capital
2440 Sand Hill Road Suite 201
Menlo Park CA 94025 USA
Tel: +1 650-585-5460
Fax: +1 650-585-5451

SIGNED BY	)

for and on behalf of	) Jeffery Lee CFO
NORTHERN LIGHT PARTNERS	)
FUND, L.P.	)

in the presence of :	)

Address:

c/o Northern Light Venture Capital
2440 Sand Hill Road Suite 201
Menlo Park CA 94025 USA
Tel: +1 650-585-5460
Fax: +1 650-585-5451

SIGNED BY	)

for and on behalf of	) Jeffery Lee CFO
NORTHERN LIGHT STRATEGIC	)
FUND, L.P.	)

in the presence of :	)

Address:

c/o Northern Light Venture Capital
2440 Sand Hill Road Suite 201
Menlo Park CA 94025 USA
Tel: +1 650-585-5460
Fax: +1 650-585-5451
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND	)
GP ASSOCIATES LTD.	)

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND	)
ASSOCIATES L.P.	)

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND L.P.	)

in the presence of :	)

Address:

c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong
Fax: (852) 25291619

SIGNED BY	)

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND	)
GP ASSOCIATES LTD.	)

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND	)
ASSOCIATES L.P.	)

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND-A L.P.	)

in the presence of :	)

Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong
Fax: (852) 25291619
Signature Page to Shareholders Agreement

SIGNED BY	)

for and on behalf of	)
IDG-ACCEL CHINA INVESTORS	)
ASSOCIATES LTD.	)

for and on behalf of	)
IDG-ACCEL CHINA INVESTORS L.P.	)

in the presence of :	)

Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong
Fax: (852) 25291619
Signature Page to Shareholders Agreement

LIST OF EXHIBITS
Exhibit A            Parties to the Agreement
Exhibit B            Corporate Information of the Company
Exhibit C            Deed of Adherence
Exhibit D            Irrevocable Proxy
Exhibit E            Form of Monthly Report

EXHIBIT A
PARTIES TO THE AGREEMENT
ORDINARY HOLDERS:
WINNER CROWN HOLDINGS LIMITED, a company incorporated in British Virgin Islands under company No. 618532 having its registered office at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands
MR. JOHN JIONG WU, (United States passport number: 302014663), 774 Mays Blvd. #Ste 10 — 337, Incline Village, NV 89452, USA
SERIES A HOLDERS:
POWERHILL HOLDING LIMITED, a company incorporated in British Virgin Islands under company No. 571975 having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
MR. JOHN JIONG WU, (United States passport number: 302014663), 774 Mays Blvd. #Ste 10 — 337, Incline Village, NV 89452, USA
INVESTORS AND SERIES B HOLDERS:
CHENGWEI PARTNERS, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
CHENGWEI VENTURES EVERGREEN FUND, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
CHENGWEI VENTURES EVERGREEN ADVISORS FUND, LLC, an exempted limited liability company organized and existing under the laws of the Cayman Islands.
CDH COURTYARD LIMITED, a company incorporated under the laws of the British Virgin Islands.
PINPOINT CAPITAL 2006 A LIMITED, a company incorporated in the Territory of the British Virgin Islands.
NORTHERN LIGHT VENTURE FUND, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
NORTHERN LIGHT PARTNERS FUND, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
NORTHERN LIGHT STRATEGIC FUND, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
IDG-ACCEL CHINA GROWTH FUND L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.

i

IDG-ACCEL CHINA GROWTH FUND-A L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
IDG-ACCEL CHINA INVESTORS L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands.
FOUNDER:
MR. QI JI, (PRC ID card no. 31010419661010057x), Room 401 No. 5 Lane 99, Gui Lin Street East, Shanghai, China.
CO-FOUNDERS:
MS. TONG TONG ZHAO, (Canadian passport number: JW698597), 5-22C, 128 Ziyun Road, Shanghai, 200051, P.R.China
MR. JOHN JIONG WU, (United States passport number: 302014663), 774 Mays Blvd. #Ste 10 — 337, Incline Village, NV 89452, USA

ii

EXHIBIT B
Corporate Information of the Company
Company No.: 179930
COMPANY’S PROFILE

1.1	Name of Company	:	China Lodging Group, Limited

1.2	Date of Incorporation	:	4th January 2007

1.3	Registered Address	:	the office of Offshore Incorporations
(Cayman) Limited, Scotia Centre, 4th Floor, P.O.
Box 2804, George Town, Grand Cayman,
Cayman Islands

1.4	Directors	:	Mr. John Jiong WU
Mr. Qi JI
Ms. Tong Tong ZHAO
Ms. Ping PING
Mr. Yan HUANG

1.5	Shareholdings	:

Share Capital: US$ 20,000 divided into 200,000,000 Shares at a par value of US$0.0001 each.

Issued Share Capital

i

CLGL Capital Structure
Please see the attached.

ii

EXHIBIT C
DEED OF ADHERENCE
THIS DEED is made the {*} day of {*}
BETWEEN
(1)	The Person whose name and address appears in Part 1 of Schedule 1 (“New Shareholder”);
(2)	[The Person whose name and address appears in Part 2 of Schedule 1 (“Transferor”);]
(3)	China Lodging Group, Limited, a company incorporated in and existing under the laws of the Cayman Islands and whose registered office is situate at the office of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”).
WHEREAS
(A)	This Deed is supplemental to an amended and restated shareholders’ agreement date June 20, 2007 relating to the holding of Shares in the Company and made between the Company and certain parties listed on Exhibit A thereto (the “Other Parties”) (the “Principal Agreement”).
(B)	The New Shareholder has agreed to [purchase from the Transferor / subscribe from the Company] Shares in the Company as more particularly set out in Schedule 3.
(C)	The New Shareholder has agreed to execute this Deed as required pursuant to the terms of the Principal Agreement.
NOW THIS DEED WITNESSETH as follows :-
1.	Adherence
1.1	The New Shareholder hereby acknowledges undertakes and covenants with the Company and the Other Parties that, with effect on and from the date of this Deed, the New Shareholder shall be bound by and shall observe and perform all the terms and conditions and obligations of the Principal Agreement to be observed and performed as if the New Shareholder had at all times been a party thereto and named therein as a Shareholder (including, where applicable, in place of or on a joint and several basis with the Transferor).
[The New Shareholder further agrees and undertakes with the Company and the Other Parties that, if the Transferor remains a Shareholder following the transfer of Shares described in recital (B) above, then the New Shareholder shall, with effect on and from the date of this Deed, assume all obligations and liabilities expressed to be assumed on the part of the Transferor under the Principal Agreement on a joint and several basis with the Transferor.]
[The New Shareholder further agrees and undertakes with the Company and the Other Parties that the New Shareholder shall be deemed a Management Holder under the Principal Agreement for all purposes.]
1.2	The Company acknowledge that, as from the Effective Date, the provisions of the Principal Agreement shall enure for the benefit of and shall be enforceable by the New Shareholder as if he had at all times been a party thereto and named as a Shareholder therein.
2.	Interpretation
2.1	In this Deed where the context so admits :

(A)	terms and expressions defined in the Principal Agreement shall bear the same meanings in this Deed unless the context requires otherwise; and

(B)	references to clause(s) and schedule(s) are references to clause(s) and schedule(s) of this Deed and references to this Deed shall include the schedule.
3.	Notices

3.1	Any notice to be served on the New Shareholder shall be served on the New Shareholder at the address, facsimile number or telex number of the New Shareholder set out in Part 1 of Schedule 1 in accordance with the terms of this Deed.

4.	Miscellaneous

4.1	The provisions of clauses 13.1 (Notices) and 13.3 (Governing Law) of the Principal Agreement shall apply mutates mutandis to this Deed as if set out herein and as if references therein to “this Agreement” were references to this Deed.
IN WITNESS WHEREOF this Deed has been executed the day and year first above written.
Schedule 1
Part 1:
(Particulars of New Shareholder)
Name of New Shareholder :
Address :
Facsimile No. :
Part 2:
(Particulars of Transferor)
Name of Transferor :
Address :
Facsimile No. :
Schedule 2
(Particulars of the Shares to be [transferred / issued and allotted])

Number of Shares	Class
EXECUTION PAGE
Executed as a Deed : if by an individual then to be SIGNED, SEALED and DELIVERED by the individual / if by a corporation then SEAL with the COMMON SEAL and executed in accordance with its articles and resolution of the board

EXHIBIT D
IRREVOCABLE PROXY
     The undersigned shareholder of China Lodging Group, Limited, a company incorporated in the Cayman Islands as company No. 179930 having its registered office at the office of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”), hereby irrevocably (to the fullest extent permitted by the applicable law) appoints and constitutes [Insert name of Investor] (the “Proxy Holder”), the attorney and proxy of the undersigned with full power of substitution and re-substitution, to the full extent of the undersigned’s rights with respect to (i) [Insert number of shares] “Put Option Shares,” as such term is defined in the Amended and Restated Shareholders Agreement dated as of June 20, 2007 by and among the Company, the undersigned, the Proxy Holder and certain other parties thereto (the “Shareholders Agreement”), acquired by the undersigned pursuant to Section 10 of the Shareholders Agreement, and (ii) any other shares in the capital stock of the Company with respect to which such Put Option Shares shall be converted or exchanged thereto or distributed thereon (the shares referred to in clauses (i) and (ii), collectively, the “Shares”). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares. This proxy is irrevocable.
     Until the Expiration Date (as defined herein below) and with respect to any vote, written resolution, consent or other instrument, whether at any meeting or adjournment thereof, however called, or in any other context, in which the holders of Series B Preferred Shares, par value US$0.0001 per share, of the Company (the “Series B Preferred Shares”) make any determination as a separate class of equity securities of the Company (each, a “Vote”), the Proxy Holder will be empowered, and may exercise this proxy, to vote the Shares in such Vote on all matters to be decided in such Vote.
     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).
     This proxy shall terminate upon the termination of the Shareholders Agreement (the “Expiration Date”).
Dated: [                                        ]
[Insert Founder’s name and signature block]

EXHIBIT E
FORM OF MONTHLY REPORT
See attached.